EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 30, 2026, (the “Closing Date”) Broadwind Heavy Fabrications, Inc. (the “Seller”), a wholly owned subsidiary of Broadwind, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Freeman Enclosure Systems, LLC, (the “Buyer”), a wholly-owned subsidiary of IES Holdings, Inc., pursuant to which the Seller sold the real property and certain assets contained therein which comprise the Seller’s production facility located in Abilene, Texas (the “Facility”), including equipment, machinery, other personal property, specified service contracts, and permits (collectively, the “Purchased Assets”), to the Buyer for an aggregate purchase price of up to $19,500,000.00 in cash, subject to certain purchase price adjustments, (the “Transaction”). On the Closing Date, the Seller also entered into a short-term lease agreement with the Buyer, pursuant to which the Seller will lease the Facility and the Purchased Assets back from the Buyer for a nominal below-market rent for a term that is expected to end on or prior to September 5, 2026 (the “Lease”). Under the Lease, Heavy Fabrications also granted the Buyer an option to purchase certain other manufacturing equipment for an additional purchase price of $500,000.00 by the end of the Lease term.

The Transaction was the result of the Company’s decision in 2026 to make a strategic shift away from the wind market. The Company sold its Manitowoc, Wisconsin production facility on September 8, 2025, as further described in Item 2.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 10, 2025 (“Manitowoc Transaction” and, together with the Transaction, the “Strategic Transactions”). The Manitowoc Transaction resulted in the consolidation of the Company’s wind business in the Facility. In 2026, the Company further evaluated its strategy and determined that it would sell the Facility, resulting in the Company’s exit from the wind market

The following unaudited pro forma condensed consolidated financial information (the “unaudited pro forma statements”) is based on the historical financials of Broadwind Inc., after giving effect to the strategic shift. These unaudited pro forma statements give effect to the strategic shift based on the adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet is presented as if the strategic shift was completed on December 31, 2025, and the unaudited pro forma condensed consolidated statement of income (loss) is presented as if the Transaction was completed on January 1, 2024.

The unaudited pro forma statements have been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma statements are not intended to represent or be indicative of the financial condition or results of operations that might have occurred had the Transaction occurred as of the dates stated above, and further should not be taken as representative of the future financial condition or results of operations. The pro forma adjustments are described in the notes.

The unaudited pro forma statements should be read in conjunction with the historical consolidated financial statements as of and for the year ended December 31, 2025, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

BROADWIND, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2025 (UNAUDITED) — (In thousands)

	Historical	Pro Forma Adjustment (a)		Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$456	$17,154		$17,610
Accounts receivable, net	15,836	(3,138)	(c)	12,698
AMP credit receivable (current)	2,564	(2,564)		-
Contract assets	900	(900)		-
Inventories	42,008	(13,884)		28,124
Prepaid expenses and other current assets	2,503	58	(b)	2,561
Total current assets	64,267	(3,274)		60,993

Long-term assets:
Property and equipment, net	39,464	(21,395)		18,069
Operating lease ROU assets, net	11,892	-		11,892
Intangible assets, net	741	-		741
Other assets	441	-		441
TOTAL ASSETS	116,805	(24,669)		92,136

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit and current maturities of long-term debt	5,036	(354)		4,682
Current portion of finance lease obligations	2,111	(997)		1,114
Current portion of operating lease obligations	2,306	-		2,306
Accounts payable	17,357	(9,632)		7,725
Accrued liabilities	2,182	(789)		1,393
Customer deposits	2,692	(1,548)		1,144
Total current liabilities	31,684	(13,320)		18,364

Long-term liabilities:
Long-term debt, net of current maturities	5,094	(763)		4,331
Long-term finance lease obligations	2,482	-		2,482
Long-term operating lease obligations	11,252	-		11,252
Other long-term liabilities	4	-		4
Total long-term liabilities	18,832	(763)		18,069

TOTAL LIABILITIES	50,516	(14,083)		36,433

STOCKHOLDERS' EQUITY:
Common stock ($0.001 par value)	24	-		24
Treasury stock, at cost	(1,842)	-		(1,842)
Additional paid-in capital	403,210	-		403,210
Accumulated deficit	(335,103)	(15,195)		(350,298)
Additional Adjustment to account for Strategic Exit of the Wind Business	-	5,506	(e)	5,506
Pro forma adj: estimated pre-tax loss on disposal	-	(897)		(897)
Total stockholders' equity	66,289	(10,586)		55,703
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$116,805	$(24,669)		$92,136

BROADWIND, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025 (UNAUDITED) — (In thousands)

	Historical	Pro Forma Adjustment (a)		Pro Forma As Adjusted
Revenues
Revenues	$158,052	$(97,298)		$60,754
Cost of sales (including AMP credit benefit)
Cost of sales	141,919	(86,910)		55,009
Gross profit	16,133	(10,388)		5,745

Operating expenses (income):
Selling, general and administrative	15,021	(2,111)		12,910
Gain on sale of Manitowoc industrial fabrication operations	(8,200)	8,200	(d)	-
Intangible amortization	661	-		661
Total operating expenses, net	7,482	6,089		13,571

Operating income	8,651	(16,477)		(7,826)

Other income (expense):
Interest expense, net	(3,386)	1,313	(f)	(2,073)
Other income (expense), net	64	(71)		(7)
Total other expense, net	(3,322)	1,242		(2,080)

Net income before provision for income taxes	5,329	(15,235)		(9,906)

(Benefit) provision for income taxes	87	(40)		47

Net income (loss) from continuing operations	$5,242	$(15,195)		$(9,953)

PER SHARE DATA:
Net income (loss) per share — basic	$0.23	$(0.66)		$(0.44)
Net income (loss) per share — diluted	$0.23	$(0.66)		$(0.44)
Weighted avg shares — basic (thousands)	22,873			22,873
Weighted avg shares — diluted (thousands)	22,980			22,873

BROADWIND, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024 (UNAUDITED) — (In thousands)

	Historical	Pro Forma Adjustment (a)		Pro Forma As Adjusted
Revenues
Revenues	$143,136	$(76,415)		$66,721
Cost of sales (including AMP credit benefit)
Cost of sales	121,947	(65,838)		56,109
Gross profit	21,189	(10,576)		10,613

Operating expenses (income):
Selling, general and administrative	16,303	(2,613)		13,690
Gain on sale of Strategic Exit from Wind Business	-	(7,303)	(d)	(7,303)
Intangible amortization	661	-		661
Total operating expenses, net	16,964	(9,916)		7,048

Operating income	4,225	(660)		3,565

Other income (expense):
Interest expense, net	(3,078)	1,009	(f)	(2,069)
Other income (expense), net	79	(80)		(1)
Total other expense, net	(2,999)	929		(2,070)

Net income before provision for income taxes	1,226	269		1,495

(Benefit) provision for income taxes	74	(59)		15

Net income (loss) from continuing operations	$1,152	$328		$1,480

PER SHARE DATA:
Net income (loss) per share — basic	$0.05	$0.01		$0.07
Net income (loss) per share — diluted	$0.05	$0.02		$0.07
Weighted avg shares — basic (thousands)	21,896			21,896
Weighted avg shares — diluted (thousands)	21,975			21,975

Note 1 Basis of Pro Forma Presentation

The unaudited proforma condensed consolidated financial statements have been prepared to give effect to the strategic shift out of the Wind Market. The unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements of Broadwind Inc. and should be read in conjunction with the historical consolidated financial statements as of and for the year ended December 31, 2025 which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2025 has been prepared assuming the strategic shift occurred on December 31, 2025. The unaudited Pro Forma Condensed Consolidated Statement of Operations for year ended December 31, 2024 and 2025 reflect the Company’s results as if the strategic shift occurred on January 1, 2024.

Note 2 Pro Forma Adjustments

(a)	Represents adjustments to reflect the strategic shift out of the Wind Business.
(b)

In connection with the Abilene Disposition, the Company entered into a short-term lease arrangement with the buyer for continued occupancy of the Abilene facility through September 5, 2026 at nominal rent of one dollar for the lease term. The fair value of the leaseback was estimated at $500,000.00 and was deemed additional non-cash consideration by the Company. The adjustment column reflects the recognition of prepaid rent for $500,000.00 within prepaid expenses and other current assets.

(c)

In connection with the Abilene Disposition, the buyer was granted an option to purchase certain equipment located at the Abilene facility for a fixed exercise price of $500,000.00. Management has concluded that exercise of the option is probable. The net book value of the equipment is included within property and equipment, net and reflected in the pro forma adjustment in the accompanying pro forma balance sheet; accordingly, no separate pro forma balance sheet adjustment has been recorded with respect to the option. In addition $1,000,000.00 of cash consideration is deferred consideration which is included in an escrow account. As collection is deemed probable it is included within Accounts receivable, net.

(d)	Adjustment to remove the gain on sale of the Manitowoc facility in 2025.which is reflected in 2024.
(e)

Represents the equity adjustment to reflect the removal of the working capital accounts and other long-term assets and liabilities related to the Wind business which were not disposed of through the disposition of the Abilene or Manitowoc facilities.

(f)	Represents the removal of interest expense related to a supply chain financing arrangement for the Wind Business. The related receivables are also part of the pro forma adjustments.